EXHIBIT 32.02
                                 CERTIFICATION
                                 -------------

I, Debi B. Halbert, the Chief Financial Officer of ProFutures, Inc., as General Partner of Alternative Asset Growth Fund, L.P., certify that (i) the Form 10-Q for the quarter ended March 31, 2005 of Alternative Asset Growth Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Alternative Asset Growth Fund, L.P.

                                ALTERNATIVE ASSET GROWTH FUND, L.P.
                                By: ProFutures, Inc., General Partner

                                By:      /s/ DEBI B. HALBERT
                                         -------------------------------------
                                         Debi B. Halbert
                                         Chief Financial Officer
                                         May 13, 2005